Exhibit 5.2


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                                  Locke Liddell & Sapp LLP
                                   Attorneys & Counselors
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2200 Ross Avenue                                                             (214) 740-8000

Suite 2200                                                              Fax: (214) 740-8800

Dallas, Texas 75201-6776    Austin o Dallas o Houston o New Orleans    www.lockeliddell.com



                                                          Direct Dial Number:  214/740-8416
                                                         e-mail:  kjamison@lockeliddell.com
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                                      October 25, 2002
Alcon, Inc.
Bosch 69
CH 6331 Hunenberg
Switzerland

Ladies and Gentlemen:

          We have acted as special Texas counsel for Alcon, Inc., a corporation incorporated under the laws of Switzerland (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement") to be filed with the United States Securities and Exchange Commission on the date hereof under the United States Securities Act of 1933, as amended (the "Securities Act"), with respect to the issuance of up to US $20,000,000 in deferred compensation obligations of the Company (the "Deferred Compensation Obligations") and up to 3,000,000 common shares, par value CHF
0.20 per share, of the Company ("Company Common Shares") pursuant to the Alcon Executive Deferred Compensation Plan (the "Plan"). In such capacity, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plan, the Company's Articles of Association and Organizational Regulations, each as amended to date, and such other documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion. We have assumed the genuineness and authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies thereof and the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.

          In rendering the opinion below we have assumed the due authorization and adoption of the Plan by the Company.

          Based upon our examination of such documents and the investigations of such matters of law as we have deemed relevant or necessary in rendering this opinion, we hereby advise you that, in our opinion, when issued in accordance with the provisions of the Plan, the Deferred Compensation Obligations will be legal valid and binding obligations of the Company, enforceable in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors' rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether in a proceeding in equity or at law).



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Alcon, Inc.
October 25, 2002
Page
2


          We are admitted to practice in the State of Texas, and we express no opinion as to any matters governed by any law other that the law of the State of Texas and the Federal law of the United States of America. In particular we do not purport to pass on any matter governed by the laws of Switzerland.

          We consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement filed by the Company with the United States Securities and Exchange Commission for the registration under the Securities Act of US $20,000,000 in Deferred Compensation Obligations and 3,000,000 Company Common Shares covered by the Plan and to the use of our name wherever appearing in the Registration Statement and any amendment thereto. By so consenting, we do not thereby admit that our firm's consent is required by Section 7 of the Securities Act.

                                             Very truly yours,

                                             LOCKE LIDDELL & SAPP LLP

                                             /s/ Kent Jamison
                                             ---------------------------------
                                             Kent Jamison